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                                                                    Exhibit B-2


                                   CERTIFICATE

I hereby certify that the Form U-9C-3 for Conectiv for the previous quarter has been provided to the state commissions listed below:

Delaware Public Service Commission
861 Silver Lake Boulevard
Cannon Building, Suite 100
Dover,  DE 19904

Maryland Public Service Commission
6 St. Paul Centre, 16th Floor
Baltimore, MD  21202

Virginia State Corporation Commission
1300 E. Main Street
Tyler Building
Richmond, VA 23219

New Jersey Board of Public Utilities
Two Gateway Center
Newark, NJ  07102




                                                CONECTIV


                                                By: /s/ Philip S. Reese
                                                   ------------------------
                                                Philip S. Reese
                                                Vice President and
                                                Treasurer

Date: May 30, 2001





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